EXHIBIT 25

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
U.S. Bank National Association
Two Midtown Plaza
1349 West Peachtree Street N.W.
Suite 1050
Atlanta, Georgia 30309
Attention: George Hogan
(404) 898-8844
(Name, address and telephone number of agent for service)
EQUITY ONE, INC.
(Issuer with respect to the Securities)

Florida	51-1794271

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 N.E. Miami Gardens Drive North Miami Beach, FL	33179

(Address of Principal Executive Offices)	(Zip Code)
6.00% Notes Due September 15, 2017
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a	)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

	b	)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

	1.		A copy of the Articles of Association of the Trustee.*

	2.		A copy of the certificate of authority of the Trustee to commence business.*

	3.		A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

	4.		A copy of the existing bylaws of the Trustee.**

	5.		A copy of each Indenture referred to in Item 4. Not applicable.

	6.		The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

	7.		Report of Condition of the Trustee as of June 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION      , a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 15th day of October, 2007.

By:	/s/ George Hogan
George Hogan
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: October 15, 2007

By:	/s/ George Hogan
George Hogan
Vice President

Exhibit 7
Report of Condition

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2007

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2007
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet	C400
Dollar Amounts in Thousands

ASSETS

1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD

	a.	Non-interest bearing balances and currency and coin (1)			0081	6,533,747	1.a
	b.	Interest-bearing balances (2)			0071	36,875	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	80,603	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	38,891,560	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	3,769,333	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	2,100	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	4,540,921	4.a
	b.	Loans and leases, net of unearned income	B528	141,616,144			4.b
	c.	LESS: Allowance for loan and lease losses	3123	1,901,441			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	139,714,703
5.	Trading assets (from Schedule RC-D)				3545	366,603	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,726,972	6
7.	Other real estate owned (from Schedule RC-M)				2150	183,950	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	112,267	8
9.	Customers’ liability to this bank on acceptances outstanding				2155	N/A	9
10.	Intangible assets:						10
	a.	Goodwill			3163	7,580,588	10.a
	b.	Other intangible assets from Schedule RC-M			0426	4,601,112	10.b
11.	Other assets (from Schedule RC-F)				2160	12,884,541	11
12.	Total assets (sum of items 1 through 11)				2170	221,025,875	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2007

Schedule RC — Continued
Dollar Amounts in Thousands

LIABILITIES

13.	Deposits:				RCON

	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	113,097,080	13.a

		(1) Noninterest-bearing (4)	6631	30,313,721			13.a.1
		(2) Interest-bearing	6636	82,783,359			13.a.2

	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	20,630,791	13.b
		(1) Noninterest-bearing (4)	6631	0			13.b.1
		(2) Interest-bearing	6636	20,630,791			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON

	a.	Federal funds purchased in domestic offices (5)			B993	4,419,451	14.a
					RCFD

	b.	Securities sold under agreements to repurchase (6)			B995	7,330,993	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	241,301	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	38,213,977	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	N/A	18
19.	Subordinated notes and debentures (7)				3200	7,697,466	19
20.	Other liabilities (from Schedule RC-G)				2930	7,434,860	20
21.	Total liabilities (sum of items 13 through 20)				2948	199,065,919	21
22.	Minority interest in consolidated subsidiaries				3000	1,537,943	22

	EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	18,200	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	12,057,531	25
26.	a.	Retained earnings			3632	9,422,019	26.a
	b.	Accumulated other comprehensive income (8)			B530	-1,075,737	26.b
27.	Other equity capital components (9)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	20,422,013	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)				3300	221,025,875	29

Memorandum
To be reported with the March Report of Condition.
1.	Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006	RCFD 6724	Number N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5.=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6=	Review of the bank’s financial statements by external auditors

7=	Compilation of the bank’s financial statements by external auditors

8=	Other audit procedures (excluding tax preparation work)

9=	No external audit work

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)	Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, “other borrowed money.”

(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)	Includes limited-life preferred stock and related surplus.

(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.